PROMISSORY NOTE

TO THE PROMISSORY NOTE
Between the BORROWER and the LENDER
Principal Sum of **U.S. $20,000**

Principal Sum: **U.S. $20,000**. Made at Vancouver, British Columbia, Canada

Maturing: **30 days from the date of issuance**.

THIS PROMISSORY NOTE is provided, dated and made effective as of the 16th day of September 2009 (the "*Effective Date*").

FROM:

ZORO Mining Corporation, having an address for notice and delivery located at Suite 1010 – 789 West Pender Street, Vancouver, B.C. V6C 1H2

(the "*Borrower*");

TO:

1218716 Alberta Ltd. , having an address for notice and delivery located at 311 Woodward Lane – Fort McMurray Alberta

(the "*Lender*");

(the Borrower and the Lender being hereinafter singularly also referred to as a "*Party*" and collectively referred to as the "*Parties*" as the context so requires).

FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned, Borrower, hereby promises to pay to the Lender, or the holder of this promissory note (the "*Promissory Note*"), in accordance with the terms and conditions referenced herein, the aggregate principal sum of $20,000 dollars (U.S. $20,000) in lawful money of the United States (hereinafter referred to as the "*Principal Sum*") together with interest accruing thereon and commencing on the above-referenced Effective Date of this Promissory Note at the rate of six percent (6%) per annum, compounded monthly and not in advance, both before and after default, maturity and judgment (herein the "*Interest*"); with any such outstanding Interest to be payable in full to the Lender on repayment of the Principal Sum in the manner as set forth immediately hereinbelow.

Repayment. The Principal Sum, together with all outstanding Interest accrued thereon as specified hereinabove, is hereby irrevocably and unconditionally due and payable by the Borrower to the Lender at or before 5:00 p.m. (Vancouver, British Columbia, Canada, time) on the day which is 30 days from the date originally stated above. (the "*Final Principal Sum Payment Date*").

Prepayment. The Borrower may prepay and redeem any portion of the Principal Sum portion of the Loan in whole or in part at any time prior to the Final Principal Sum Payment Date (the "*Right of Redemption*") and in the manner as set forth immediately hereinbelow by providing the Lender with no less than five calendar days' prior written notice (the "*Redemption Notice*") of its Right of Redemption intention to redeem and repay all or any portion of the Principal Sum and any Interest accrued thereon which would be due and owing by the Borrower to the Lender at the end of such five-day period (collectively, the "*Redemption Amount*") (such day at the end of such five-day period being the "*Redemption Date*" and, for clarity, such Redemption Date would be the date to which such Principal Sum and Interest would be calculated and due and payable to the Lender at the close of business, in Vancouver, British Columbia, Canada, on such Redemption Date).

WITNESS the hand of the authorized representative of the undersigned Borrower given as of the Effective Date determined hereinabove.

ZORO Mining Corporation
the Borrower herein,

[signature]
Authorized Signatory